EXHIBIT 2.1 (D)

                               November 13, 1999


Innovative Valve Technologies, Inc.
2 Northpoint Drive, Suite 300
Houston, Texas 77060
Attn: Mr. Charles F. Schugart

      RE:   WAIVER OF TERMINATION RIGHT

Dear Charles:

      All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Second Amendment to Merger Agreement (the "Second Amendment") executed by and among Innovative Valve Technologies, Inc., Plant Maintenance, Inc., William D. Denson, Darrell G. Sallee, and John P. Jorden, Jr.

      Pursuant to the terms of the Second Amendment, I have agreed, among other things (a) to accept Four and 57/100 Dollars ($4.57) for each share of Invatec Common Stock issued to me in the Acquisition, or Nine Hundred Sixty Thousand Ninety-Three and 02/100 Dollars ($960,093.02), all of which is to be paid in cash, if such payment is made on or before January 31, 2000, in full and final payment, compromise and settlement of the obligations under Section Paragraph 6(C) of the Merger Agreement, and (b) to release the Released Parties from any and all debts, liabilities, obligations, claims, demands, actions or causes of action that arise out of or are based upon any misrepresentation, omission, transaction, fact, event or other matter related to, based upon or arising out of the Merger Agreement, as amended by the Second Amendment, the Second Amendment or any of the transactions contemplated therein. The Second Amendment was to terminate on its own terms, however, if the tender offer price on the date of commencement of the tender in the transaction currently contemplated by Invatec (the "Tender Offer Price") were less than One and 68/100 Dollar ($1.68) per share, upon the expiration of five (5) business days after the commencement of the tender, unless each of the Former PMI Shareholders executed a written instrument waiving this termination right within such five (5) business day period.

      I hereby acknowledge that the Tender Offer Price will be One and 62/100 Dollars ($1.62) per share, and that as a result, each Former PMI Shareholder will receive (or be entitled to receive, at such Former PMI Shareholder's option) an aggregate of only Six and 19/100 Dollars ($6.19) for each share of Invatec Common Stock issued to him in the Acquisition. I also hereby knowingly, voluntarily and intentionally waive the termination right set forth in the Second Amendment, and agree that notwithstanding any provision of the Second Amendment to the contrary, the Second Amendment shall be and remain valid and binding and in full force and effect, enforceable against me in accordance with its terms (other than those waived hereby), notwithstanding the fact that the Tender Offer Price is less than One and 68/100 Dollar ($1.68) per share.

      The existence and terms hereof are subject to the terms of the Confidentiality Agreement executed between Invatec and me, and I hereby agree not to disclose the existence or terms hereof to any third party other than my legal and/or tax counsel, John and Darrell.

      Please acknowledge your receipt of this letter, and that Invatec intends to continue with the tender offer at a price of One and 62/100 Dollars ($1.62) per share, in reliance upon the waiver of the termination right by the undersigned set forth above, by executing this letter in the space provided below for your signature and return same to the undersigned at your earliest convenience.

                                    Very truly yours,

                                    WILLIAM D. DENSON
                                    William D. Denson

Accepted and Agreed to
this ___ day of November, 1999:

Innovative Valve Technologies, Inc.

By: /s/ CHARLES F. SCHUGART
        Charles F. Schugart, President

                               November 13, 1999


Innovative Valve Technologies, Inc.
2 Northpoint Drive, Suite 300
Houston, Texas 77060
Attn: Mr. Charles F. Schugart

      RE:   WAIVER OF TERMINATION RIGHT

Dear Charles:

      All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Second Amendment to Merger Agreement (the "Second Amendment") executed by and among Innovative Valve Technologies, Inc., Plant Maintenance, Inc., William D. Denson, Darrell G. Sallee, and John P. Jorden, Jr.

      Pursuant to the terms of the Second Amendment, I have agreed, among other things (a) to accept Four and 57/100 Dollars ($4.57) for each share of Invatec Common Stock issued to me in the Acquisition, or Nine Hundred Sixty Thousand Ninety-Three and 02/100 Dollars ($960,093.02), all of which is to be paid in cash, if such payment is made on or before January 31, 2000, in full and final payment, compromise and settlement of the obligations under Section Paragraph 6(C) of the Merger Agreement, and (b) to release the Released Parties from any and all debts, liabilities, obligations, claims, demands, actions or causes of action that arise out of or are based upon any misrepresentation, omission, transaction, fact, event or other matter related to, based upon or arising out of the Merger Agreement, as amended by the Second Amendment, the Second Amendment or any of the transactions contemplated therein. The Second Amendment was to terminate on its own terms, however, if the tender offer price on the date of commencement of the tender in the transaction currently contemplated by Invatec (the "Tender Offer Price") were less than One and 68/100 Dollar ($1.68) per share, upon the expiration of five (5) business days after the commencement of the tender, unless each of the Former PMI Shareholders executed a written instrument waiving this termination right within such five (5) business day period.

      I hereby acknowledge that the Tender Offer Price will be One and 62/100 Dollars ($1.62) per share, and that as a result, each Former PMI Shareholder will receive (or be entitled to receive, at such Former PMI Shareholder's option) an aggregate of only Six and 19/100 Dollars ($6.19) for each share of Invatec Common Stock issued to him in the Acquisition. I also hereby knowingly, voluntarily and intentionally waive the termination right set forth in the Second Amendment, and agree that notwithstanding any provision of the Second Amendment to the contrary, the Second Amendment shall be and remain valid and binding and in full force and effect, enforceable against me in accordance with its terms (other than those waived hereby), notwithstanding the fact that the Tender Offer Price is less than One and 68/100 Dollar ($1.68) per share.

      The existence and terms hereof are subject to the terms of the Confidentiality Agreement executed between Invatec and me, and I hereby agree not to disclose the existence or terms hereof to any third party other than my legal and/or tax counsel, Bill and John.

      Please acknowledge your receipt of this letter, and that Invatec intends to continue with the tender offer at a price of One and 62/100 Dollars ($1.62) per share, in reliance upon the waiver of the termination right by the undersigned set forth above, by executing this letter in the space provided below for your signature and return same to the undersigned at your earliest convenience.

                                    Very truly yours,

                                    DARRELL G. SALLEE
                                    Darrell G. Sallee

Accepted and Agreed to
this ___ day of November, 1999:

Innovative Valve Technologies, Inc.

By: /s/ CHARLES F. SCHUGART
        Charles F. Schugart, President

                               November 13, 1999


Innovative Valve Technologies, Inc.
2 Northpoint Drive, Suite 300
Houston, Texas 77060
Attn: Mr. Charles F. Schugart

      RE:   WAIVER OF TERMINATION RIGHT

Dear Charles:

      All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Second Amendment to Merger Agreement (the "Second Amendment") executed by and among Innovative Valve Technologies, Inc., Plant Maintenance, Inc., William D. Denson, Darrell G. Sallee, and John P. Jorden, Jr.

      Pursuant to the terms of the Second Amendment, I have agreed, among other things (a) to accept Four and 57/100 Dollars ($4.57) for each share of Invatec Common Stock issued to me in the Acquisition, or Three Hundred Sixty-Five Thousand Seven Hundred Forty-Six and 24/100 Dollars ($365,746.24), all of which is to be paid in cash, if such payment is made on or before January 31, 2000, in full and final payment, compromise and settlement of the obligations under Section Paragraph 6(C) of the Merger Agreement, and (b) to release the Released Parties from any and all debts, liabilities, obligations, claims, demands, actions or causes of action that arise out of or are based upon any misrepresentation, omission, transaction, fact, event or other matter related to, based upon or arising out of the Merger Agreement, as amended by the Second Amendment, the Second Amendment or any of the transactions contemplated therein. The Second Amendment was to terminate on its own terms, however, if the tender offer price on the date of commencement of the tender in the transaction currently contemplated by Invatec (the "Tender Offer Price") were less than One and 68/100 Dollar ($1.68) per share, upon the expiration of five (5) business days after the commencement of the tender, unless each of the Former PMI Shareholders executed a written instrument waiving this termination right within such five (5) business day period.

      I hereby acknowledge that the Tender Offer Price will be One and 62/100 Dollars ($1.62) per share, and that as a result, each Former PMI Shareholder will receive (or be entitled to receive, at such Former PMI Shareholder's option) an aggregate of only Six and 19/100 Dollars ($6.19) for each share of Invatec Common Stock issued to him in the Acquisition. I also hereby knowingly, voluntarily and intentionally waive the termination right set forth in the Second Amendment, and agree that notwithstanding any provision of the Second Amendment to the contrary, the Second Amendment shall be and remain valid and binding and in full force and effect, enforceable against me in accordance with its terms (other than those waived hereby), notwithstanding the fact that the Tender Offer Price is less than One and 68/100 Dollar ($1.68) per share.

      The existence and terms hereof are subject to the terms of the Confidentiality Agreement executed between Invatec and me, and I hereby agree not to disclose the existence or terms hereof to any third party other than my legal and/or tax counsel, Bill and Darrell.

      Please acknowledge your receipt of this letter, and that Invatec intends to continue with the tender offer at a price of One and 62/100 Dollars ($1.62) per share, in reliance upon the waiver of the termination right by the undersigned set forth above, by executing this letter in the space provided below for your signature and return same to the undersigned at your earliest convenience.

                                    Very truly yours,

                                    JOHN P. JORDEN, JR.
                                    John P. Jorden, Jr.

Accepted and Agreed to
this 15th day of November, 1999:

Innovative Valve Technologies, Inc.

By: /s/ CHARLES F. SCHUGART
        Charles F. Schugart, President